Exhibit 99.1
WASTE CONNECTIONS REPORTS FOURTH QUARTER RESULTS AND PROVIDES 2011 OUTLOOK
•	Q4 revenue of $336.0 million, up 8.4%, and operating margins above expectations

•	Q4 GAAP EPS of $0.31 and adjusted EPS* of $0.32, up 33.3% over prior year period

•	Full year revenue of $1.32 billion, up 10.8%, and adjusted EPS* of $1.24, up 26.5%

•	Full year net cash provided by operating activities of $328.4 million

•	Full year free cash flow* of $212.5 million, or 16.1% of revenue

•	Repurchased almost 6% of outstanding common stock during the year

•	Initiated regular quarterly cash dividend of $0.075 per share

•	Expects continuing revenue, operating margin and free cash flow growth in 2011
FOLSOM, CA, February 8, 2011 - Waste Connections, Inc. (NYSE: WCN) today announced its results for the fourth quarter of 2010. Revenue totaled $336.0 million, an 8.4% increase over revenue of $309.9 million in the year ago period. Operating income was $67.7 million, or 20.2% of revenue, versus $58.9 million in the fourth quarter of 2009. Net income attributable to Waste Connections in the quarter was $36.1 million, or $0.31 per share on a diluted basis of 115.3 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $23.3 million, or $0.19 per share on a diluted basis of 119.9 million shares. Shares and per share numbers reflect a three-for-two stock split effective November 12, 2010.
Adjusted net income attributable to Waste Connections in the quarter was $36.7 million*, or $0.32 per share*, adjusting for acquisition-related costs expensed due to the implementation of accounting guidance for business combinations effective January 1, 2009. Adjusted net income attributable to Waste Connections in the prior year period was $29.3 million*, or $0.24 per share*, adjusted primarily for costs associated with the early termination of certain interest rate swaps.
Non-cash costs for equity-based compensation, amortization of acquisition-related intangibles, and amortization of debt discount related to convertible debt instruments in connection with the adoption of accounting guidance on January 1, 2009, were $6.6 million ($4.1 million net of taxes, or approximately $0.04 per share) in the quarter compared to $7.2 million ($4.5 million net of taxes, or approximately $0.04 per share) in the year ago period.
“Increasing disposal volumes, record recycled commodity values, strong core pricing, and a stable cost structure drove results above expectations throughout 2010. Adjusted operating income before depreciation and amortization* as a percentage of revenue expanded more than 100 basis points in 2010 over the prior year, and adjusted EPS* increased 26.5%. We generated record free cash flow during the year, remained disciplined in our acquisition strategy, and returned approximately 6% of market cap to shareholders,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer. “We already are well positioned for continuing margin expansion, increasing free cash flow, and double digit growth in earnings per share in 2011; any volume growth from an improving economy, continuation of current recycled commodity prices, or acquisitions completed during the year should provide further upside to our outlook provided below. We also remain committed to repurchasing between four and five percent of outstanding shares during the year and expect to increase the amount of the quarterly cash dividend later in the year.”
Mr. Mittelstaedt added, “Our strategic focus on exclusive and secondary markets, unique corporate culture, and discipline in deploying capital, have produced a differentiated asset mix within our industry and differentiated financial performance.”

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

For the year ended December 31, 2010, revenue was $1.32 billion, a 10.8% increase over revenue of $1.19 billion in the year ago period. Operating income was $272.4 million, versus $230.7 million for the same period in 2009. Net income attributable to Waste Connections for the year ended December 31, 2010, was $135.1 million, or $1.16 per share on a diluted basis of 116.9 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $109.8 million, or $0.91 per share on a diluted basis of 120.5 million shares. Adjusted net income attributable to Waste Connections for the year ended December 31, 2010, was $145.0 million*, or $1.24 per share*, compared to $117.9 million*, or $0.98 per share* in the year ago period.
For the year ended December 31, 2010, non-cash costs for equity-based compensation, amortization of acquisition-related intangibles, loss on the early redemption of the 2026 Notes (net of make-whole payment), and amortization of debt discount related to convertible debt instruments in connection with the adoption of accounting guidance on January 1, 2009, were $29.4 million ($18.2 million net of taxes, or approximately $0.16 per share), compared to $27.0 million ($16.9 million net of taxes, or approximately $0.14 per share) in the year ago period.
2011 OUTLOOK
Waste Connections also announced its outlook for 2011, which assumes no change in the current economic environment. The Company’s outlook excludes the impact of any additional acquisitions and expensing of acquisition-related transaction costs. And as noted above, any volume growth from an improving economy or continuation of current recycled commodity prices should provide further upside to this outlook.
The outlook provided below is forward looking, and actual results may differ materially depending on risks and uncertainties detailed at the end of this release and in our periodic SEC filings. Certain components of the outlook for 2011 are subject to quarterly fluctuations.
•	Revenue is estimated to be approximately $1.375 billion.
•	Depreciation expense is estimated to be approximately 10.0% of revenue.
•	Amortization expense for acquisition-related intangibles is estimated to be approximately 1.0% of revenue.
•	Closure and post-closure accretion expense is estimated to be approximately 0.15% of revenue.
•	Operating income is estimated to be approximately 21.5% of revenue.
•	Net interest expense is estimated to be approximately $36.5 million.
•	Effective tax rate is expected to be approximately 39.0%.
•	Net income attributable to noncontrolling interests is estimated to reduce net income by approximately $1.2 million.
•	Net cash provided by operating activities is estimated to be approximately 26.0% of revenue.
•	Capital expenditures are estimated to range between $130 million and $135 million.
CONFERENCE CALL
Waste Connections will be hosting a conference call related to fourth quarter results and 2011 outlook on February 9th at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com or through a link on our web site at www.wasteconnections.com. A playback of the call will be available at both of these web sites.
Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S. The Company serves approximately two million residential, commercial and industrial customers from a network of operations in 27 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.
For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Information Regarding Forward-Looking Statements
Certain statements contained in this release are forward-looking in nature, including statements related to expected share repurchases, dividend payments, recycled commodity prices, expected contribution from closed acquisitions, future acquisition activity, expected margin expansion, free cash flow growth and earnings per share growth, and our 2011 outlook. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (2) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (3) downturns in the worldwide economy adversely affect operating results; (4) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (5) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (6) we may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (7) we may lose contracts through competitive bidding, early termination or governmental action; (8) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (9) increases in the price of fuel may adversely affect our business and reduce our operating margins; (10) increases in labor and disposal and related transportation costs could impact our financial results; (11) efforts by labor unions could divert management attention and adversely affect operating results; (12) we could face significant withdrawal liability if we withdraw from participation in one or more underfunded multiemployer pension plans in which we participate; (13) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (14) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (15) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (16) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, including environmental liabilities; (17) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (18) our accruals for our landfill site closure and post-closure costs may be inadequate; (19) the financial soundness of our customers could affect our business and operating results; (20) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (21) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (22) we may incur charges related to capitalized expenditures of landfill development projects, which would decrease our earnings; (23) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (24) our financial results are based upon estimates and assumptions that may differ from actual results; (25) the adoption of new accounting standards or interpretations could adversely affect our financial results; (26) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (27) future changes in laws or renewed enforcement of laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; (28) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; (29) extensive and evolving environmental, health, safety and employment laws and regulations may restrict our operations and growth and increase our costs; (30) climate change regulations may adversely affect operating results; (31) extensive regulations that govern the design, operation and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; (32) alternatives to landfill disposal may cause our revenues and operating results to decline; and (33) unusually adverse weather conditions may interfere with our operations, harming our operating results. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.
— financial tables attached —
CONTACT:
Worthing Jackman / (916) 608-8266
worthingj@wasteconnections.com

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2010
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2010	2009	2010

Revenues	$309,897	$335,955	$1,191,393	$1,319,757
Operating expenses:
Cost of operations	181,584	191,512	692,415	749,487
Selling, general and administrative	33,615	39,395	138,026	149,860
Depreciation	31,670	33,525	117,796	132,874
Amortization of intangibles	3,611	3,782	12,962	14,582
Loss (gain) on disposal of assets	556	(1)	(481)	571

Operating income	58,861	67,742	230,675	272,383

Interest expense	(12,344)	(9,292)	(49,161)	(40,134)
Interest income	139	136	1,413	590
Loss on extinguishment of debt	—	—	—	(10,193)
Other income (expense), net	(8,607)	860	(7,551)	2,830

Income before income tax provision	38,049	59,446	175,376	225,476

Income tax provision	(14,495)	(23,011)	(64,565)	(89,334)

Net income	23,554	36,435	110,811	136,142
Less: net income attributable to noncontrolling interests	(295)	(290)	(986)	(1,038)

Net income attributable to Waste Connections	$23,259	$36,145	$109,825	$135,104

Earnings per common share attributable to Waste Connections’ common stockholders:
Basic	$0.20	$0.32	$0.92	$1.17

Diluted	$0.19	$0.31	$0.91	$1.16

Shares used in the per share calculations:
Basic	118,204,728	114,212,664	119,119,601	115,646,173

Diluted	119,928,021	115,327,440	120,506,162	116,894,204

Cash dividends per common share	—	$0.075	—	$0.075

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	December 31,
	2009	2010
ASSETS
Current assets:
Cash and equivalents	$9,639	$9,873
Accounts receivable, net of allowance for doubtful accounts of $4,058 and $5,084 at December 31, 2009 and 2010, respectively	138,972	152,156
Deferred income taxes	17,748	20,130
Prepaid expenses and other current assets	33,495	33,402

Total current assets	199,854	215,561

Property and equipment, net	1,308,392	1,337,476
Goodwill	906,710	927,852
Intangible assets, net	354,303	381,475
Restricted assets	27,377	30,441
Other assets, net	23,812	23,179

	$2,820,448	$2,915,984

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$86,669	$85,252
Book overdraft	12,117	12,396
Accrued liabilities	93,380	99,075
Deferred revenue	50,138	54,157
Current portion of long-term debt and notes payable	2,609	2,657

Total current liabilities	244,913	253,537

Long-term debt and notes payable	867,554	909,978
Other long-term liabilities	45,013	47,637
Deferred income taxes	305,932	334,414

Total liabilities	1,463,412	1,545,566

Commitments and contingencies

Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	—	—
Common stock: $0.01 par value; 150,000,000 shares authorized; 117,898,624 and 113,950,081 shares issued and outstanding at December 31, 2009 and 2010, respectively	786	1,139
Additional paid-in capital	625,173	509,218
Retained earnings	732,738	858,887
Accumulated other comprehensive loss	(4,892)	(3,095)

Total Waste Connections’ equity	1,353,805	1,366,149
Noncontrolling interests	3,231	4,269

Total equity	1,357,036	1,370,418

	$2,820,448	$2,915,984

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2010
(Unaudited)
(Dollars in thousands)

	Twelve months ended
	December 31,
	2009	2010

Cash flows from operating activities:
Net income	$110,811	$136,142
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on disposal of assets	(481)	571
Depreciation	117,796	132,874
Amortization of intangibles	12,962	14,582
Deferred income taxes, net of acquisitions	38,224	26,431
Loss on redemption of 2026 Notes, net of make-whole payment	—	2,255
Amortization of debt issuance costs	1,942	1,574
Amortization of debt discount	4,684	1,245
Equity-based compensation	9,336	11,331
Interest income on restricted assets	(488)	(511)
Closure and post-closure accretion	2,055	1,766
Excess tax benefit associated with equity-based compensation	(4,054)	(11,997)
Net change in operating assets and liabilities, net of acquisitions	10,850	12,133

Net cash provided by operating activities	303,637	328,396

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(420,011)	(81,010)
Capital expenditures for property and equipment	(128,251)	(134,829)
Proceeds from disposal of assets	5,061	6,659
Increase in restricted assets, net of interest income	(3,880)	(2,552)
Increase in other assets	(1,146)	(2,492)

Net cash used in investing activities	(548,227)	(214,224)

Cash flows from financing activities:
Proceeds from long-term debt	426,500	483,253
Principal payments on notes payable and long-term debt	(401,970)	(467,660)
Change in book overdraft	7,802	279
Proceeds from option and warrant exercises	15,397	33,074
Excess tax benefit associated with equity-based compensation	4,054	11,997
Payments for repurchase of common stock	(62,624)	(166,320)
Payments for cash dividends	—	(8,561)
Debt issuance costs	(194)	—

Net cash used in financing activities	(11,035)	(113,938)

Net increase (decrease) in cash and equivalents	(255,625)	234
Cash and equivalents at beginning of period	265,264	9,639

Cash and equivalents at end of period	$9,639	$9,873

ADDITIONAL STATISTICS
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2010
(Dollars in thousands)
Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

	Three months ended	Twelve months ended
	December 31, 2010	December 31, 2010
Core Price	2.6%	2.7%
Surcharges	0.3%	0.2%
Volume	0.9%	0.0%
Intermodal, Recycling and Other	2.5%	2.6%

Total	6.3%	5.5%

Uneliminated Revenue Breakdown:

	Three months ended		Twelve months ended
	December 31, 2010		December 31, 2010
Collection	$239,213	62.2%	$951,327	62.8%
Disposal and Transfer	115,851	30.1%	458,241	30.3%
Intermodal, Recycling and Other	29,469	7.7%	103,974	6.9%

Total before inter-company elimination	$384,533	100.0%	$1,513,542	100.0%

Inter-company elimination	$(48,578)		$(193,785)

Reported Revenue	$335,955		$1,319,757

Days Sales Outstanding for the three months ended December 31, 2010: 42 (27 net of deferred revenue)
Internalization for the three months ended December 31, 2010: 66%
Other Cash Flow Items:

	Three months ended	Twelve months ended
	December 31, 2010	December 31, 2010
Cash Interest Paid	$14,120	$39,913
Cash Taxes Paid	$13,881	$50,111
Debt to Book Capitalization as of December 31, 2010: 40%
Share Information for the three months ended December 31, 2010:

Basic shares outstanding	114,212,664
Dilutive effect of options and warrants	541,767
Dilutive effect of restricted stock	573,009

Diluted shares outstanding	115,327,440

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)
Reconciliation of Adjusted Operating Income before Depreciation and Amortization:
Adjusted operating income before depreciation and amortization, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Waste Connections defines adjusted operating income before depreciation and amortization as operating income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any gain or loss on disposal of assets. The Company further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted operating income before depreciation and amortization as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate adjusted operating income before depreciation and amortization differently.

	Three months ended	Three months ended
	December 31, 2009	December 31, 2010
Operating income	$58,861	$67,742
Plus: Depreciation and amortization	35,281	37,307
Plus: Closure and post-closure accretion	559	443
Plus/less: Loss (gain) on disposal of assets	556	(1)
Adjustments:
Plus: Acquisition-related transaction costs (a)	(191)	904
Plus: Loss on prior corporate office lease (b)	218	—

Adjusted operating income before depreciation and amortization	$95,284	$106,395

As % of revenues	30.7%	31.7%

	Twelve months ended	Twelve months ended
	December 31, 2009	December 31, 2010
Operating income	$230,675	$272,383
Plus: Depreciation and amortization	130,758	147,456
Plus: Closure and post-closure accretion	2,055	1,766
Plus/less: Loss (gain) on disposal of assets	(481)	571
Adjustments:
Plus: Acquisition-related transaction costs (a)	3,987	2,081
Plus: Loss on prior corporate office lease (b)	1,839	—

Adjusted operating income before depreciation and amortization	$368,833	$424,257

As % of revenues	31.0%	32.1%

(a)	Reflects the addback of acquisition-related costs expensed due to the implementation of accounting guidance for business combinations effective January 1, 2009.

(b)	Reflects the addback of a loss on the Company’s prior corporate office lease due to the relocation of the Company’s corporate offices.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands, except per share amounts)
Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per diluted share:
Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. The Company provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income has limitations due to the fact that it may exclude items that have an impact on the Company’s financial condition and results of operations. Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor ongoing financial performance of the Company’s operations. Other companies may calculate adjusted net income and adjusted net income per diluted share differently.

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2010	2009	2010

Reported net income attributable to Waste Connections	$23,259	$36,145	$109,825	$135,104
Adjustments:
Swap termination costs, net of taxes (a)	5,753	—	5,753	—
Loss on extinguishment of debt, net of taxes (b)	—	—	—	6,320
Acquisition-related transaction costs, net of taxes (c)	(176)	560	2,630	1,290
Loss on prior corporate office lease, net of taxes (d)	136	—	1,144	—
Loss (gain) on disposal of assets, net of taxes (e)	346	—	(299)	776
Impact of deferred tax adjustment (f)	—	—	(1,142)	1,547

Adjusted net income attributable to Waste Connections	$29,318	$36,705	$117,911	$145,037

Diluted earnings per common share attributable to Waste Connections common stockholders:
Reported net income	$0.19	$0.31	$0.91	$1.16

Adjusted net income	$0.24	$0.32	$0.98	$1.24

(a)	Reflects the elimination of costs associated with the termination of a notional $175 million of interest rate swaps.

(b)	Reflects the elimination of costs associated with the early redemption of outstanding debt.

(c)	Reflects the elimination of acquisition-related costs due to the implementation of accounting guidance for business combinations effective January 1, 2009.

(d)	Reflects the elimination of a loss on the Company’s prior corporate office lease due to the relocation of the Company’s corporate offices.

(e)	Reflects the elimination of a loss (gain) on disposal of assets.

(f)
Reflects (1) the elimination in 2009 of a benefit to the income tax provision primarily from a reduction in the Company’s deferred tax liabilities, and (2) the elimination in 2010 of an increase to the income tax provision associated with an adjustment in the Company’s deferred tax liabilities primarily resulting from a voter-approved increase in Oregon state income tax rates.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands)
Reconciliation of Free Cash Flow:
Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate free cash flow differently.

	Three months ended	Three months ended
	December 31, 2009	December 31, 2010
Net cash provided by operating activities	$61,392	$86,098
Plus: Change in book overdraft	7,754	653
Plus: Proceeds from disposal of assets	712	874
Plus: Excess tax benefit associated with equity-based compensation	3,358	3,061
Less: Capital expenditures for property and equipment	(43,962)	(48,708)

Free cash flow	$29,254	$41,978

As % of revenues	9.4%	12.5%

	Twelve months ended	Twelve months ended
	December 31, 2009	December 31, 2010
Net cash provided by operating activities	$303,637	$328,396
Plus: Change in book overdraft	7,802	279
Plus: Proceeds from disposal of assets	5,061	6,659
Plus: Excess tax benefit associated with equity-based compensation	4,054	11,997
Less: Capital expenditures for property and equipment	(128,251)	(134,829)

Free cash flow	$192,303	$212,502

As % of revenues	16.1%	16.1%